Exhibit 5(d)(1)

September 30, 2013

Duke Energy Indiana, Inc.

1000 East Main Street

Plainfield, IN 46168

Ladies and Gentlemen:

We have acted as counsel to Duke Energy Indiana, Inc., an Indiana corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an unspecified amount of first mortgage bonds and unsecured debt securities of the Company (the “Securities”) having an unspecified aggregate initial offering price. The offering of the Securities will be made as set forth in the prospectus contained in the Registration Statement, as supplemented by one or more supplements to the prospectus.

For purposes of this opinion, we have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as we have deemed necessary or appropriate. We have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, agreements, instruments and certificates we have reviewed.

Based on the foregoing, it is our opinion that when (a) a duly authorized officer of the Company, acting within the authority granted by resolutions of the Company’s Board of Directors, approves and establishes the terms and provisions of a specific series of Securities in accordance with the indenture of mortgage or deed of trust dated September 1, 1939 between the Company and Deutsche Bank National Trust Company, as first mortgage trustee, as amended and supplemented from time to time (the “Mortgage”), or the Debenture Indenture dated November 15, 1996 between the Company and The Bank of New York Mellon Trust Company, N.A., as debenture trustee (the “Debenture Indenture”), as the case may be, and any applicable supplemental indentures thereto, (b) all necessary approvals or authorizations of the Indiana Utility Regulatory Commission have been obtained and are in full force and effect, and (c) such Securities have been duly executed by the Company and authenticated as provided in the Mortgage or the Debenture Indenture, as the case may be, and any applicable supplemental indentures thereto, and duly paid for and delivered in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such series, such Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforceability is considered in a proceeding in equity or at law).

We express no opinion other than as to the federal laws of the United States of America and the laws of the States of New York and Indiana. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Validity of the Securities” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP